EXHIBIT 5.4
                                                                     -----------


                   [LETTERHEAD OF SPROULE ASSOCIATES LIMITED]




Ref.: 1808.14600


                                                                  May 8, 2003



RE:    REGISTRATION STATEMENT OF CANADIAN NATURAL RESOURCES LIMITED

We are a firm of independent geological and petroleum engineering consultants of Calgary, Alberta having prepared corporate evaluation reports entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited (As of January 1, 2003)" and "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited Based on Constant Prices and Costs (As of January 1, 2003)", (the "Reports") of the oil and gas properties of Canadian Natural Resources Limited. The Reports were for the year ended December 31, 2002 and dated February 12, 2003 (escalated pricing) and February 13, 2003 (constant prices and costs).

We refer to the Registration Statement on Form F-9 dated May 8, 2003 (the "Registration Statement") relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Reports which are incorporated by reference in the Registration Statement.

We have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein and derived from the Reports, or that is within our knowledge as a result of the services performed by us in connection with the Reports.

                                              Sincerely,

                                              /s/ Harry J. Helwerda, P.Eng.
                                              ----------------------------------
                                              Harry J. Helwerda, P.Eng.
                                              Vice-President, Engineering,
                                              Canada and U.S.




               900, 140 Fourth Ave SW; Calgary AB T2P 3N3 Canada;
                    Tel: (403) 294-5500, Fax: (403) 294-5590
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                    Tel: (713) 652-5140, Fax: (713) 652-5143
                            Toll Free: 1-877-777-6135
                        info@sproule.com, www.sproule.com